Exhibit 10.2(a)

SCHEDULE IDENTIFYING AGREEMENTS SUBSTANTIALLY IDENTICAL TO THE FORM
OF TRADEMARK, TRADE NAME AND DOMAIN NAME LICENSE AGREEMENT FILED AS EXHIBIT 10.2 TO THIS CURRENT REPORT ON FORM 8-K
PURSUANT TO INSTRUCTION 2 TO ITEM 601 OF REGULATION S-K
Kaman Corporation entered into separate Trademark, Trade Name and Domain Name License Agreements, dated as of August 26, 2019, with each of the parties listed below, which agreements are substantially identical in all material respects to the form of Trademark, Trade Name and Domain Name License Agreement filed as Exhibit 10.2 to this Current Report on Form 8-K.

1)	Kaman Industrial Technologies Corporation

2)	LJ KIT Blocker, Inc.

3)	LJ KAI Blocker, Inc.

4)	LJ KFP Blocker, Inc.

5)	Ruby Automation, LLC

6)	Kaman Fluid Power, LLC

7)	Ruby PR, LLC